Exhibit 32.1

CERTIFICATION

Each of the undersigned officers of Cyalume Technologies Holdings, Inc. (the "Company") hereby certifies that, to his knowledge, the Company's Quarterly Report on Form 10-Q to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2010	/s/ DEREK DUNAWAY Derek Dunaway, Chief Executive Officer (Principal Executive Officer)

Date: May 12, 2010	/s/ MICHAEL BIELONKO Michael Bielonko, Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933.